EXHIBIT 31.1
CERTIFICATIONS
I, Ryan P. Hicke, certify that:
1. I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of SEI Investments Company; and
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
Date: February 24, 2023

/s/ Ryan P. Hicke
Ryan P. Hicke
Chief Executive Officer